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16 September 1999

Crusade Management Limited
4-16 Montgomery Street
Kogarah  NSW  2217

Dear Sirs

CRUSADE GLOBAL TRUST NO. 1 OF 1999

We have acted for Crusade Management Pty Limited (CML) in connection with the Crusade Global Trust No. 1 of 1999 (the Trust) to be constituted under the Master Trust Deed (the Master Trust Deed) dated 14 March 1998 between AXA Trustees Limited (formerly National Mutual Trustees Limited) (the Trustee) and CML.

Definitions in the Prospectus (defined below) apply in this opinion but Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.       Documents

         We have examined the following draft documents:

         (a)   the Master Trust Deed;

         (b)   the Notice of Creation of Trust for the Trust;

         (c)   the Supplementary Terms Notice;

         (d) the Note Trust Deed between CML, the Trustee, the Note Trustee HSBC Issuer Services and the Security Trustee;

         (e)   the Note Issue Direction for the Trust;

         (f)   the Agency Agreement between, among others, CML, the Trustee; and

         (g) a copy of the Prospectus which forms part of the Registration Statement on Form S-11 (Registration No. 333-84977) filed by CML with the Securities and Exchange Commission (the Commission) under the US Securities Act of 1933 as amended, relating to the offer and sale of the Class A Notes by the Trustee (the Prospectus).

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16 September 1999       Crusade Management Limited         Allen Allen & Hemsley
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2.       Assumption

         For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.       Qualifications

         Our opinion is subject to the following qualifications.

         (a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of England or the United States.

         (b) Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Prospectus.

4.       Opinion

         Based on the assumptions and subject to the qualifications set out above we are of the opinion that while the section entitled "Australian Tax Matters" in the Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Class A Notes, we hereby adopt and confirm the opinions set forth in the Prospectus under the heading "Australian Tax Matters" which discuss the material Australian income tax consequences of the purchase ownership and disposition of the Notes. There can be no assurance, however, that the tax conclusions presented in that section will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

         We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-11 filed with the Prospectus and to the references to this firm under the heading "Australian Tax Matters", "Enforcement of Foreign Judgments in Australia" and "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the Securities Act of 1933 of the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.


Yours faithfully

/s/ Andrew Jinks
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Andrew Jinks
Partner
andrew.jinks@allens.com.au
Tel (02) 9230 4925


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